Exhibit 10.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SONOSITE, INC.

Pursuant to RCW 23B.10.070, the following constitutes the Amended and Restated Articles of Incorporation of the undersigned, a Washington corporation.  These Restated Articles of Incorporation correctly set forth the corresponding provisions of the Articles of Incorporation as heretofore amended and supersede the original Articles of Incorporation and all amendments thereto.

ARTICLE I

NAME

The name of this corporation (the “Corporation”) is SonoSite, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Washington is 520 Pike Street, 26th Floor, Seattle Washington 98101.  The name of the Corporation’s registered agent at such address is CT Corporation System.

ARTICLE III

SHARES

3.1 AUTHORIZED CAPITAL

The total number of shares of stock the Corporation shall have authority to issue is 56,000,000 shares, of which 50,000,000 shares shall be shares of Common Stock, par value $0.01 per share (“Common Stock”), and 6,000,000 shares shall be shares of Preferred Stock, with the par value of $1.00 per share (“Preferred Stock”).  Unless otherwise provided for pursuant to the authority granted in Section 3.2, no shareholder of the Corporation shall have any preemptive right to acquire additional shares of stock or securities convertible into shares of stock of the Corporation.

3.2 PROVISIONS RELATING TO PREFERRED STOCK

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article III, to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Washington, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) the number of shares constituting that series and the distinctive designation of that series;

(ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) whether that series shall have voting rights; in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(viii) any other relative rights, preferences and limitations of that series; and

(ix) the extent, if any, to which any committee of the Board of Directors may fix the designations and any of the preferences or rights of the shares of such class or series relating to dividends, redemption, dissolution, and distribution of assets of the Corporation or the conversion into or exchange of such shares of any other class or classes or series of such class or authorize the increase or decrease in the shares of such class or series.

3.3 PROVISIONS RELATING TO COMMON STOCK

(i) Subject to any preferential rights granted to any series of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors in its discretion from any assets legally available for the payment of dividends.

(ii) In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after distribution to the holders of all shares of Preferred Stock shall be entitled to a preference over the holders of Common Stock of the full preferential amounts to which the holders of Preferred Stock are entitled, the holders of Common Stock shall be entitled to share ratably in the distribution of the assets of the Corporation or the proceeds thereof.

(iii) Except as herein otherwise expressly provided and as otherwise required by law, all shares of Common Stock shall have equal voting rights and the holders of such shares shall have one vote, in person or by proxy, for each share thereof held.

3.4 SHAREHOLDER QUORUM REQUIREMENTS

At each meeting of shareholders, except as otherwise expressly required by law, shareholders holding one-third of the shares of the stock of the Corporation issued and outstanding, and entitled to vote thereat, shall be present in person or by proxy to constitute a quorum for transaction of business.

3.5 DESIGNATION OF SERIES A PARTICIPATING CUMULATIVE PREFERRED STOCK

The shares of such series shall be designated as “Series A Participating Cumulative Preferred Stock” (the “Series A Preferred Stock”) par value $1.00 per share.  The number of shares initially constituting the Series A Preferred Stock shall be 500,000; provided, however, that, if more than a total of 500,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement dated as of April 6, 1998, between the Corporation and First Chicago Trust Company of New York, as Rights Agent (the “Rights Agreement”), the Board of Directors of the corporation, pursuant to RCW 23B.06.020, shall direct by resolution or resolutions that a certificate be properly executed and filed as required by RCW 23B.06.020, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

3.5.1 DIVIDENDS OR DISTRIBUTION

(a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $.01 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (3) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock.  In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock.  As used herein, the “Formula Number” shall be 100; provided, however, that, if at any time after June 26, 1992, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after April 6, 1998 the Corporation shall issue any shares of its capital stock in a merger, reclassification or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

(b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 3.5.1(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares that are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date.  Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock that are originally issued prior to the record date for the first Quarterly Dividend Payment shall be calculated as if cumulative from and after the last day of the fiscal quarter (or such other Quarterly Dividend Payment Date as the Board of Directors of the Corporation shall approve), next preceding the date of original issuance of such shares.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 3.5.1 to be declared on the Series A Preferred Stock shall have been declared.

(e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

3.5.2 VOTING RIGHTS

The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a) Each holder of Series A, Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share that any holders of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

(b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

(c) If, at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two.  In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number.  Until the default in payments of all dividends that permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders.  If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends.  Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two.  The voting rights granted by this Section 3.5.2(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.5.2.

(d) Except as provided herein, in Section 3.5.10 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

3.5.3 CERTAIN RESTRICTIONS

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 3.5.1 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 3.5.3, purchase or otherwise acquire such shares at such time and in such manner.

3.5.4 LIQUIDATION RIGHTS

Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (a) $.01 per whole share or (b) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

3.5.5 CONSOLIDATION, MERGER, ETC.

In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed.  In the event both this Section 3.5.5 and Section 3.5.1 appear to apply to a transaction, this Section 3.5.5 will control.

3.5.6 NO REDEMPTION; NO SINKING FUND

(a) The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

(b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

3.5.7 RANKING

The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

3.5.8 FRACTIONAL SHARES

The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction that shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.  In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredth (1/100th) of a share or any integral multiple thereof or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

3.5.9 REACQUIRED SHARES

Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of Article III of the Articles of Incorporation.

3.5.10 AMENDMENT

None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the Certificate of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66⅔% of the outstanding shares of Series A Preferred Stock, voting as a separate class; provided, however, that no such amendment approved by the holders of at least 66⅔% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of the Rights after the time of such approval without the approval of such holder.

ARTICLE IV

SPECIAL MEETING OF SHAREHOLDERS

Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of shareholders of the Corporation may be called only by holders of two-thirds or more of the voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of Directors (“Voting Stock”), by the Corporation’s Chairman of the Board, by its President or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the Bylaws of the Corporation.

ARTICLE V

LIMITATION OF DIRECTOR LIABILITY

5.1 LIMITATION OF LIABILITY

To the fullest extent permitted by the Washington Business Corporation Act (the “Act”), as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for conduct as a director.  Any amendments to or repeal of this Article V shall not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

5.2 RESTRICTION ON AMENDMENT

In addition to any requirements of law and any other provisions herein or in the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation (and not withstanding that a lesser percentage may be specified by law), the affirmative vote of the holders of two- thirds or more of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter or repeal any provision of this Article V.

ARTICLE VI

INDEMNIFICATION

The Corporation may indemnify and hold harmless each individual who is or was serving as a director, officer, employee or agent of the Corporation or who, while serving as a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all liability incurred with respect to any proceeding to which the individual is or is threatened to be made a party because of such service, and shall make advances of reasonable expenses with respect to such proceeding, to the fullest extent permitted by the Act, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 and 23B.08.560(2); provided that no such indemnity shall indemnify any director or officer from or on account of (1) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the director or officer finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property, or services to which the director or officer was not legally entitled.  To the extent permitted by the Act, the rights to indemnification and advance of reasonable Expenses conferred in this Article VI shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

ARTICLE VII

DIRECTORS AND OFFICERS

7.1 NUMBER OF DIRECTORS

The number of directors of the Corporation shall be specified in the Bylaws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the Bylaws.  The officers of the Corporation shall be appointed in such manner as described in the Bylaws.

7.2 ELECTION OF DIRECTORS

Unless otherwise provided for pursuant to the authority granted in Section 3.2 of Article III hereof, shareholders of the Corporation shall not have the right to cumulative votes in the election of directors.

ARTICLE VIII

MERGERS, SHARE EXCHANGES AND OTHER TRANSACTIONS

Except as otherwise expressly provided in these Articles of Incorporation, a merger, share exchange, sale of substantially all of the Corporation’s assets other than in the regular course of business, or dissolution must be approved by the affirmative vote of a majority of the Corporation’s outstanding shares entitled to vote, or if separate voting by voting groups is required, then by not less than a majority of all the votes entitled to be cast by that voting group.

ARTICLE IX

AMENDMENT TO ARTICLES

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in the Articles of Incorporation, in a manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

___________________

These Restated Articles of Incorporation are executed by said corporation by its duly authorized officer.

DATED April 20  ,2010.

SONOSITE, INC.

By /s/ Kevin M. Goodwin

Kevin M. Goodwin

President and Chief Executive Officer